UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2012

China HGS Real Estate, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-34864	33-0961490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Xinghan Road, 19th Floor Hanzhong City Shaanxi Province, PRC 723000
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (86) 091-62622612

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In a letter dated November 20, 2012, The NASDAQ Stock Market LLC (“NASDAQ”) notified China HGS Real Estate, Inc. (the “Company”) that it has regained compliance with the minimum bid price requirement of $1.00 per share for continued listing on the stock exchange. It’s the Company’s common stock achieved a closing bid price of more than $1.00 for 14 consecutive business days from October 31, 2012 to November 19, 2012.

On January 18, 2012, the Company received a letter from NASDAQ stating that for 30 consecutive business days immediately preceding the date of the letter the Company's common stock did not maintain a minimum closing bid price of $1.00 per share ("Minimum Bid Price Requirement") as required by NASDAQ Listing Rule 5550(a)(2). The Company was provided 180 calendar days to regain compliance.

In a letter dated July 18, 2012, NASDAQ notified the Company that it was eligible for an additional 180-day period, or until January 14, 2013, to regain compliance with the Minimum Bid Price Requirement. In connection with the grant of the additional 180-day period, the listing of the Company’s common stock was transferred, at the Company’s request, to the NASDAQ Capital Market under the existing ticker symbol (HGSH) at the opening of business on July 20, 2012. In the July 18, 2012 letter, NASDAQ stated that although the Company had not regained compliance with the Minimum Bid Price Requirement by July 18, 2012, it was eligible for an additional 180-day compliance period, or until January 14, 2013, to cure the deficiency with respect to its bid price.

On November 23, 2012, the Company issued a press release with respect to regaining compliance with the NASDAQ listing requirement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 23, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2012	China HGS Real Estate, Inc.

	By:	/s/Xiaojun Zhu
Name: Xiaojun Zhu
Title: Chief Executive Officer and Chairman

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 23, 2012

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